Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction
3D/International, Inc.	Texas
Argotek, Inc.	Virginia
Barton-Aschman Associates, Inc. of Ohio	Ohio
Bonifica S.P.A.	Italy
Bright Star For Engineering Services LLC	Iraq, Republic of
BSX Parsons LLC	Delaware
Centerra-Parsons Pacific, LLC	Florida
Chas. T. Main of Louisiana, Inc.	Louisiana
Chas. T. Main, Inc.	Massachusetts
Checkmark Vehicle Safety Services, Inc.	Delaware
Command Engineering International Limited	Ontario
De Leuw, Cather & Company	Illinois
De Leuw, Cather International Inc.	Illinois
De Leuw, Cather International Limited	Delaware
Delcan Corporation	Illinois
Delcan Ltée	Quebec
Delcan Technologies, Inc.	Georgia
Delcather Limited Inc.	Illinois
DZSP 21 LLC	Delaware
EXi Parsons Telecom Inc.	Delaware
EXi Parsons Telecom LLC	Delaware
Finley McNary Engineers, Inc.	Florida
First Defense Services Pte. Ltd.	Singapore
Fourth Dimension Engineering LLC	Delaware
Global Response Services LLC	Delaware
Holding S.r.L.	Italy
Intelligent Software Solutions Global Limited	United Kingdom
KP Leasing Company	Nebraska
Nateng Technology Group, Inc.	Illinois
OGS Holdings, Inc.	Delaware
OGSystems, LLC	Virginia
PARCAN, Inc.	Delaware
Parfinco, Inc.	California
Parmetek, S.A. De C.V.	Mexico
Parsons 401Hot GP Inc.	Ontario
Parsons Advanced Technologies Inc.	Delaware
Parsons Architectural Services of Illinois Inc.	Illinois
Parsons Architecture of Florida Inc.	Florida
Parsons Architecture of New Jersey P.C.	New Jersey
Parsons Construction Craft Services Inc.	Texas
Parsons Construction Group Inc.	Delaware
Parsons Constructors & Fabricators Inc.	Delaware
Parsons Constructors Inc.	Delaware
Parsons Corporation	Delaware
Parsons CTMain Projetos de Infraestrutura Sociedade Simples Ltda.	Brazil
Parsons Delcan Inc.	Delaware

e

Parsons do Brasil Construcoes Ltda.	Brazil
Parsons Engineering Inc. of Michigan	Michigan
Parsons Engineering Limited	Cork
Parsons Engineering of New York, Inc.	New York
Parsons Engineering Science International, Inc.	Delaware
Parsons Engineering Science, Inc.	California
Parsons Enterprises, Inc.	Delaware
Parsons Environment & Infrastructure Group Inc.	Delaware
Parsons Evergreene, LLC	Delaware
Parsons Federal Construction Inc.	California
Parsons Global Services, Ltd.	Cayman Islands (B.W.I.)
Parsons Government Services Inc.	Nevada
Parsons Government Services International Inc.	Delaware
Parsons Government Support Services Inc.	Texas
Parsons Group International Limited	United Kingdom
Parsons Hanford Fabricators Inc.	Washington
Parsons Inc.	Federally Chartered
Parsons Infrastructure & Technology Group Inc. of Ohio	Ohio
Parsons Infrastructure & Technology Group of Illinois P.C.	Illinois
Parsons Infrastructure & Technology Group of Michigan Inc.	Nevada
Parsons Infrastructure & Technology Group of New York Inc.	New York
Parsons Ingeniería, S. de R.L. de C.V	Mexico
Parsons Inspection & Maintenance Corporation	Delaware
Parsons International & Company LLC	Sultanate of Oman
Parsons International Limited	Nevada
Parsons International Limited	Delaware
Parsons International Limited (L.L.C.), a Limited Liability Company	Egypt, Arab Republic of
Parsons Investments Corp.	Delaware
Parsons Italia S.r.L.	Italy
Parsons Main of New York, Inc.	New York
Parsons Main, Inc.	Massachusetts
Parsons Middle East Corporation	Nevada
Parsons Middle East Ltd.	Delaware
Parsons of North Carolina Inc.	North Carolina
Parsons of Puerto Rico Professional Engineers, P.S.C.	Puerto Rico
Parsons Overseas Company	Nevada
Parsons Overseas Limited Inc.	Delaware
Parsons PATCO Inc.	Delaware
Parsons Professional Corporation	District of Columbia
Parsons Professional Services Inc.	Ontario
Parsons Project Services, Inc.	California
Parsons RCI Inc.	Washington
Parsons S.I.P. Inc.	Delaware
Parsons Savannah Construction Company	South Carolina
Parsons Savannah Services Company	Delaware
Parsons Secure Solutions Inc.	Virginia
Parsons Services Company	Texas
Parsons SGTP GP Holdings Inc.	Federally Chartered
Parsons Technical Services Inc.	Delaware
Parsons Technical Services International Inc.	Texas

e

Parsons Technical Support Inc.	Delaware
Parsons Technologies, LLC	Delaware
Parsons Telecommunication Services Inc.	Delaware
Parsons Transportation Architectural Services LLC	Delaware
Parsons Transportation Concessionaires LLC	Delaware
Parsons Transportation Group Inc.	Illinois
Parsons Transportation Group Inc. of Michigan	Michigan
Parsons Transportation Group Inc. of Virginia	Virginia
Parsons Transportation Group of New York, Inc.	New York
Parsons Transportation Group, Professional Corporation	District of Columbia
Parsons Turkey Ulastirma Altyapi Sanayi ve Ticaret Limited Sirketi	Turkey
Parsons Water & Infrastructure Inc.	Delaware
Parsons Water Resources, Inc.	California
Parsons-Granite LLC	Delaware
Parsons-Jurden International Corporation	Nevada
Parsons-Versar LLC	Delaware
Partnership for Temporary Housing LLC	Delaware
Polaris Alpha Advanced Systems, Inc.	Virginia
Polaris Alpha Cyber and Sigint, LLC	Delaware
Polaris Alpha Cyber Technologies, LLC	Delaware
Polaris Alpha Equity Holdings, LLC	Delaware
Polaris Alpha Holdings Parent, LLC	Delaware
Polaris Alpha, LLC	Delaware
PTG Construction Services Company	Delaware
PTSI Managed Services Inc.	California
QRC, LLC	Virginia
Research and Development Solutions, LLC	Delaware
RMP Infrastructure Holdings Inc.	Federally Chartered
S&P Geology Services P.C.	New York
S.I.P. Engineering, Inc.	Delaware
S.I.P., Inc.	Delaware
Saudi Arabian Parsons Limited	Saudi Arabia
SGTP Highway Bypass GP Inc.	Saskatchewan
SGTP Highway Bypass Limited Partnership	Saskatchewan
Solidyn Solutions, LLC	Delaware
Steinman Boynton Gronquist & Birdsall	New York
Steinman Inc.	New York
T.J. Cross Engineers, Inc.	California
The C. T. Main Corporation	Massachusetts
The De Leuw Cather Group Ltd.	Ontario
The Ralph M. Parsons Company	Nevada
Wholesale Supply Co., Inc.	Nevada
Williams Electric Co., Inc.	Florida